Exhibit 4.150

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 124224 of July 28, 2010

For the provision of

intrazonal telephone communication services

This license is granted to

Open Joint Stock Company

Moscow City Telephone Network

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027739285265

Taxpayer Identification No. (INN)

7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to July 28, 2015

This license is granted on the basis of the decision of the licensing authority - Order No. 727 of November “14” 2014

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 060822

Annex to License No. 124224 **

License requirements

1. Moscow City Telephone Network OJSC (the (MGTS CJSC) (the Licensee) shall comply with the terms of this license.

Short name:

MGTS OJSC

OGRN 1027739285265	INN 7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

2. The Licensee shall start provision of services under the license no later than 28.07.2010.

3. The Licensee shall provide communication services in accordance with the terms of the license only in the territory of the following constituent subjects of the Russian Federation:

Moscow Region

Moscow

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   of intrazonal telephone connections for:

voice transmission

facsimile transmission

data transmission

b)   access to telematic communications services and data transmission services, except for data transmission services for the purpose of voice transmission;

c)   access to information and inquiry system;

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting intrazonal telephone network of the Licensee to the public telecommunications network, connecting other communication networks to intrazonal telephone network of the Licensee , accounting and transit of traffic in intrazonal telephone network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. The Licensee is required in the delivery of services in accordance with this license in the territory of Moscow to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

Radio spectrum is not used in the provision of services under this license in the rest of the territory of Moscow Oblast.

8. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

9. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

10. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of telecommunications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to intrazonal telephone services and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of reissuing the license No. 73888 dated 28.07.2010.

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

20 NOV 2014

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296